     As filed with the Securities and Exchange Commission on October 16, 2001

                                                      Registration No. 333-71656
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                _______________

                              AMENDMENT NO. 1* TO
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                                _______________


                            McDonald's Corporation
              (Exact name of issuer as specified in its charter)

             DELAWARE                              36-2361282
     (State of incorporation)          (I.R.S. Employer Identification No.)

             One McDonald's Plaza, Oak Brook, Illinois 60523-1900
             (Address and zip code of principal executive offices)

                                _______________
           McDONALD'S CORPORATION 2001 OMNIBUS STOCK OWNERSHIP PLAN,
           McDONALD'S CORPORATION 1992 STOCK OWNERSHIP INCENTIVE PLAN
                                      AND
            McDONALD'S CORPORATION 1975 STOCK OWNERSHIP OPTION PLAN
                           (Full title of the Plans)
                                _______________

                                GLORIA SANTONA
             Senior Vice President, General Counsel and Secretary
                             One McDonald's Plaza
                        Oak Brook, Illinois 60523-1900
                                (630) 623-3373
           (Name, address and telephone number of agent for service)

                                _______________

                        CALCULATION OF REGISTRATION FEE
=======================================================================================================
                                                        Proposed         Proposed
                                       Amount of         Maximum          Maximum           Amount of
          Title of Securities         Shares to be    Offering Price     Aggregate         Registration
            to be Registered         Registered (1)    Per Share (2)    Offering Price         Fee
-------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
   share..........................     90,000,000         28.46         $2,561,400,000       $640,350
=======================================================================================================

(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.
(2) Estimated pursuant to Rule 457(h) based on the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange Composite Tape on October 9, 2001.

================================================================================
* Filed for the purpose of providing a signature inadvertently omitted.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by McDonald's Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

               (a) The Company's Annual Report on Form 10-K for the year ended December 31, 2000;

               (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;


               (c) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001; and

               (d) The description of the Company's common stock under the caption "Description of Capital Stock" contained in the Company's Registration Statement on Form 8-A dated December 23, 1988, as amended in the Company's Form 8-K's dated May 25, 1989 and July 25, 1990.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c) 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities.

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         (a) The consolidated financial statements of the Company appearing in the Company's Annual Report (Form 10-K) for the year ended December 31, 2000, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance upon the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given on the authority of such firm as experts in accounting and auditing.

          (b) The legality of the securities being offered hereunder has been passed upon by Gloria Santona, Senior Vice President, General Counsel and Secretary of the Company, One McDonald's Plaza, Oak Brook, Illinois 60523. Ms. Santona is a full-time employee of the Company and owns, and holds options to purchase, shares of the Company's Common Stock.

Item 6.  Indemnification of Directors and Officers

     Section 145 of the Delaware General Corporate Law (the "GCL") authorizes a corporation to indemnify any of its directors or officers against expenses, judgments, fines and amounts paid in settlement in actions, suits or proceedings, other than derivative suits, if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify a director or officer in a derivative suit if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation but indemnification in derivative suits is limited to expenses reasonably incurred and where the director or officer is found liable to the corporation indemnification is permitted only to the extent the court deems proper.

     Article V of the Company's By-Laws provides that the Company shall indemnify and hold harmless each director and officer in connection with any investigation, action, suit or proceeding, whether civil, criminal, administrative or investigative, if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the company and, with respect to any criminal proceeding, he or she had no reason to believe that his or her conduct was unlawful. Such indemnification could cover all expenses as well as liabilities and losses incurred by directors and officers. The Board of Directors has the authority by resolution to provide for other indemnification of directors and officers as it deems appropriate to the extent permitted by law.

     The By-Laws further provide that the Company may maintain insurance at its expense to protect any director or officer against any expenses, liabilities or losses, whether or not the Company would have the power to indemnify such director or officer against such expenses, liabilities or losses under the GCL. Pursuant to this provision, the Company maintains insurance against any liability incurred by its directors and officers in defense of any action in which they are made parties by reason of their positions as directors and officers.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         The undersigned hereby files the exhibits identified on the Exhibit Index included as part of this Registration Statement.

Item 9.  Undertakings

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, and State of Illinois, on the 16th day of October 2001.

                                    McDONALD'S CORPORATION


                                    By: /s/ Matthew H. Paull
                                        ----------------------------------
                                        Matthew H. Paull
                                        Executive Vice President and Chief
                                        Financial Officer

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Conley, Michael D. Richard, Stanley Stein and Gloria Santona, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 16th day of October 2001.

/s/ Hall Adams, Jr.                                       /s/ Michael R. Quinlan
--------------------------------------------------        ----------------------------------------------------
Hall Adams, Jr.                                           Michael R. Quinlan
Director                                                  Chairman of the Executive Committee and Director


/s/ James R. Cantalupo                                    /s/ Terry L. Savage
--------------------------------------------------        ----------------------------------------------------
James R. Cantalupo                                        Terry L. Savage
Vice Chairman and President and Director                  Director


/s/ Jack M. Greenberg                                     /s/ Roger W. Stone
--------------------------------------------------        ----------------------------------------------------
Jack M. Greenberg                                         Roger W. Stone
Chairman and Chief Executive Officer and Director         Director


/s/ Enrique Hernandez, Jr.                                /s/ Robert N. Thurston
--------------------------------------------------        ----------------------------------------------------
Enrique Hernandez, Jr.                                    Robert N. Thurston
Director                                                  Director


/s/ Jeanne P. Jackson                                     /s/ Fred L. Turner
--------------------------------------------------        ----------------------------------------------------
Jeanne P. Jackson                                         Fred L. Turner
Director                                                  Senior Chairman and Director


/s/ Donald G. Lubin                                       /s/ Matthew H. Paull
--------------------------------------------------        ----------------------------------------------------
Donald G. Lubin                                           Matthew H. Paull
Director                                                  Executive Vice President and Chief Financial Officer


/s/ Walter E. Massey                                      /s/ Christopher Pieszko
--------------------------------------------------        ----------------------------------------------------
Walter E. Massey                                          Christopher Pieszko
Director                                                  Senior Vice President and Corporate Controller


/s/ Andrew J. McKenna                                     /s/ David M. Pojman
--------------------------------------------------        ----------------------------------------------------
Andrew J. McKenna                                         David M. Pojman
Director                                                  Vice President and
                                                          Acting Corporate Controller

                               INDEX TO EXHIBITS

Exhibit
Number    Exhibit


4. Instruments defining the rights of security holders, including indentures(A):

     (a) Senior Debt Securities Indenture dated as of October 19, 1996 incorporated herein by reference from Exhibit 4(a) of Form S-3 Registration Statement (File No. 333-14141).

          (i) 6-3/8% Debentures due January 8, 2028. Supplemental Indenture No. 1 dated as of January 8, 1998, incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated January 5, 1998.

          (ii) 6% REset Put Securities due 2012. Supplemental Indenture No. 3 dated as of June 23, 1998, incorporated herein by reference from Exhibit 4(a) of Form 8-K dated June 18, 1998.

          (iii) Medium-Term Notes, Series F, due from 1 year to 60 years from the Date of Issue. Supplemental Indenture No. 4 incorporated herein by reference from Exhibit (4)(c) of Form S-3 Registration Statement (File No. 333-59145), dated July 15, 1998.

          (iv) Medium-Term Notes, Series G, due from 1 Year to 60 Years from Date of Issue. Supplemental Indenture, No. 6 incorporated herein by reference from Exhibit 4(c) of Form S-3 Registration Statement (File No. 333-60170), dated May 3, 2001.

     (b) Subordinated Debt Securities Indenture dated as of October 18, 1996, incorporated herein by reference from Form 8-K dated October 18, 1996.

          (i) 7-1/2% Subordinated Deferrable Interest Debentures due 2036. Supplemental Indenture No. 1 dated as of November 5, 1996, incorporated herein by reference from Exhibit (4)(b) of Form 8-K dated October 18, 1996.

          (ii) 7-1/2% Subordinated Deferrable Interest Debentures due 2037. Supplemental Indenture No. 2 dated as of January 14, 1997, incorporated herein by reference from Exhibit (4)(b) of Form 8-K dated January 9, 1997.

          (iii) 7.31% Subordinated Deferrable Interest Debentures due 2027. Supplemental Indenture No. 3 dated September 24, 1997, incorporated herein by reference from Exhibit (4)(b) of Form 8-K dated September 19, 1997.

     (c) Debt Securities. Indenture dated as of March 1, 1987 incorporated herein by reference from Exhibit 4(a) of Form S-3 Registration Statement (File No. 33-12364).

          (i) Medium-Term Notes, Series B, due from nine months to 30 years from Date of Issue. Supplemental Indenture No. 12 incorporated herein by reference from Exhibit (4) of Form 8-K dated August 18, 1989 and Forms of Medium-Term Notes, Series B, incorporated herein by reference from Exhibit (4)(b) of Form 8-K dated September 14, 1989.

          (ii) Medium-Term Notes, Series C, due from nine months to 30 years from Date of Issue. Form of Supplemental Indenture No. 15 incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement (File No. 33-34762), dated May 14, 1990.

          (iii) Medium-Term Notes, Series C, due from nine months (U.S. Issue)/184 days (Euro Issue) to 30 years from Date of Issue. Amended and restated Supplemental Indenture No. 16 incorporated herein by reference from Exhibit (4) of Form 10-Q for the period ended March 31, 1991.

          (iv) 8-7/8% Debentures due 2011. Supplemental Indenture No. 17 incorporated herein by reference from Exhibit (4) of Form 8-K dated April 22, 1991.

          (v) Medium-Term Notes, Series D, due from nine months (U.S. Issue)/184 days (Euro Issue) to 60 years from Date of Issue. Supplemental Indenture No. 18 incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement (File No. 33-42642), dated September 10, 1991.

          (vi) 7-3/8% Debentures due July 15, 2033. Form of Supplemental Indenture No. 21 incorporated herein by reference from Exhibit
                 (4)(a) of Form 8-K dated July 15, 1993.

          (vii) Medium-Term Notes, Series E, due from nine months (U.S. Issue)/ 184 days (Euro Issue) to 60 years from the Date of Issue. Supplemental Indenture No. 22 incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement (File No. 33-60939), dated July 13, 1995.

          (viii) 6-5/8% Notes due September 1, 2005. Form of Supplemental Indenture No. 23 incorporated herein by reference from Exhibit
                 (4)(a) of Form 8-K dated September 5, 1995.

          (ix) 7.05% Debentures due 2025. Form of Supplemental Indenture No. 24 incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated November 13, 1995.

      (c) McDonald's Corporation 2001 Omnibus Stock Ownership Plan, incorporated herein by reference from Form 10-Q for the quarter ended June 30, 2001.*

      (d) 1975 Stock Ownership Option Plan, as amended and restated, incorporated by reference from Form 10-Q for the quarter ended March 31, 2001.*

      (e) 1992 Stock Ownership Incentive Plan, as amended and restated, incorporated by reference from Form 10-Q for the quarter ended March 31, 2001.*

      (f) 1999 Non-Employee Director Stock Option Plan, as amended and restated, incorporated by reference from Form 10-Q for the quarter ended September 30, 2000.*


5.    Opinion of Gloria Santona, including consent.

23(a) Consent of Gloria Santona is included in Exhibit 5.

23(b) Consent of Ernst & Young LLP.

24    Power of Attorney (included on signature page hereof).
__________
*  Denotes compensatory plan.

(A) Other instruments defining the rights of holders of long-term debt of the registrant and all of its subsidiaries for which consolidated financial statements are required to be filed and which are not required to be registered with the Securities and Exchange Commission, are not included herein as the securities authorized under these instruments, individually, do not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis. An agreement to furnish a copy of any such instruments to the Securities and Exchange Commission upon request has been filed with the Commission.